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                                   EXHIBIT C




                Stock Option Agreement, June 11, 1996 - Falkner





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20,000 Shares                                            Exercise Price: $5.50
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                            STOCK OPTION AGREEMENT


THIS STOCK OPTION AGREEMENT (the "Agreement") made this 11th day of June 1996, between INDUSTRIAL SERVICES OF AMERICA, INC., herein referred to as the "Corporation", being incorpporated under the laws of the State of Forida, mmaintaining its principal place of business at 7100 Grade Lane, Louisville, Kentucky 40213; and Jerry Falkner, herein referred to as "Consultant", P.O. Box 1230, 214 Sixth Street, Suite 12, Crested Butte, CO 81224.

WITNESSETH:

WHEREAS, the variety of services rendered by Consultant, including general business, management and business opportunity evaluation, represents an important and valuable aid to the conduct of the Corporation's business enterprise, and as such Corporation deems it to be in the best interests of the Corporation to secure the services of Consultant; and

WHEREAS, the Corporation desires to enter into this Option Agreement with the Consultant containing the terms and conditions hereinafter set forth, and to grant to Consultant an option to purchase shares of the Common Stock of the Corporation.

NOW, THEREFORE, in consideration of the promises and mutual agreements of the parties herein contained, and for other good and valuable consideration, the parties agree as follows:

         1. GRANT OF OPTION. In consideration of the foregoing, the Corporation hereby grants and issues to Consultant (or his estate) the right at his option (hereinafter referred to as the "Option") to purchase up to an aggregate of 20,000 Shares of Common Stock ($.01 par value) of the Corporation at a price of $5.00 per share all of which Option shall be exercisable, in whole or in part at any time within ten (10) years of the date hereof (the "Expiration Date").

              1.1 ANTI-DILUTION PROVISION. The number of shares underlying the option shall be proportionately increased in the event that the Corporation causes to be issued additional Shares in the form of a stock dividend, stock splits, option exercise at less than book value, or other such reclassification; or conversely, proportionately decreased in the event of a reverse split or reclassification. In the event that stockholders of the Corporation are granted the right to purchase additional shares from the proceeds of a cash dividend by the Corporation, such event shall be treated as a stock dividend as relates to the Option.

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         2. METHOD OF EXERCISING OPTION. The Option may be exercised, in whole, or in part at any time prior to 3:00 p.m. Louisville, Kentucky Time on the Expiration Date, by giving written notice to the Corporation to that effect. The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Corporation of (a) this original Option Agreement (b) a written Notice of Election to Exercise specifying the number of Shares to be purchased; in not less than one thousand (1,000) share denominations (c) payment in full of the purchase price, either by federal funds wire transfer to the bank depository to be specified by the Corporation or by certified check, U.S. funds, payable to the order of the Corporation, or on such other terms as might be acceptable to the Corporation.

         3. CORPORATION'S REPRESENTATION. The Corporation represents that it will use its best efforts to prepare, file, and maintain with the appropriate regulatory authorities an effective Registration Statement relating to the securities underlying the options granted herein within twelve months of the date hereof. In addition, in connection with any registration statement of the Corporation to be used to offer and sell shares of the Common Stock ($.01 par value) of the Corporation for cash, Consultant is hereby granted piggyback registration rights in connection with any registration statements of the Corporation to be used to offer and sell shares of the Common Stock $.01 par value of the Corporation for cash. Consultant may serve written notice upon the Corporation and request that all or part of the underlying shares of Common Stock be included in the first such registration statement which the Corporation shall prepare and file with the Securities and Exchange Commission subsequent to the date hereof satisfying the prior conditions hereof. The number of shares of the Common Stock subject to the option that may be included in any such registration statement shall be the sole decision of any underwriter selected by the Corporation for the offer and sale of the shares of the Common Stock of the Corporation included in the registration statement of the Corporation for which the Consultant has piggyback registration rights. All expenses associated with the registration of the option and the underlying shares of Common Stock shall be borne solely by the Corporation.

         4. RESTRICTION AGAINST ASSIGNMENT. Except as otherwise expressly provided above, Consultant agrees on behalf of himself and of any other person or persons claiming any benefits by virtue of this Option Agreement, that this Option Agreement and the rights, interests and benefits under it shall not be assigned, transferred, pledged, or hypothecated in any way by Consultant or any other person claiming under Consultant by virtue hereof. Such rights, interests or benefits shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, or hypothecation, or other disposition of this Option Agreement or of such rights, interests, and benefits contrary to the preceding provisions, or the levy or any attachment or similar process thereupon, shall be null and void and without any legal effect.

         5. EXCEPTION TO NON-ASSIGNABILITY. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs,

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personal representatives, legal representatives, successors and assigns.

         6. NOTICES. All notices required to be given by either party shall be in writing and delivered by registered, certified or overnight express mail, return receipt requested, to the party being noticed at the address set forth in the first paragraph of this Option Agreement and shall be effective three days following the mailing of said notice. Any notice to the Corporation shall be addressed to the attention of the President. Any notice to the Corporation shall be addressed to the attention of the President. Either party may effect a change in such address by a prior written notice.

         7. BINDING ACCEPTANCE. By acceptance of this signed Option Agreement, the Consultant does hereby agree to be bound by all of the terms and conditions set forth herein.

         8. GOVERNING LAW. This Option Agreement shall be construed under the laws of the Commonwealth of Kentucky.

         (a) Consent to Jurisdiction and Service of Process. This Option Agreement has been entered into in the Commonwealth of Kentucky and validity, interpretation and legal effect of this Option Agreement will be governed by the laws of the Commonwealth of Kentucky applicable to contracts entered into within the Commonwealth of Kentucky. Any dispute under this Option Agreement shall be resolved by arbitration conducted in the City of Louisville and the Commonwealth of Kentucky by the American Arbitration Association. Any process including, without limitation, any summons or subpoena in any such action or proceeding may, among other methods, be served upon delivering it or mailing it, by registered or certified mail, directed to the address on page one (1) of this Agreement. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the Commonwealth of Kentucky.

         (b) In any action or proceeding referred to above each party hereto waives, tot he extent permitted by the Hague Convention on Service of Process Abroad, personal services of the summons, complaint, or other process or translation thereof and agrees that service may be mailed to its address as set forth on page 1 of this Agreement.

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IN WITNESS WHEREOF, the Corporation has executed this Option Agreement by its duly authorized corporate officers on the day and year first above written.


                                       INDUSTRIAL SERVICES OF AMERICA, INC.


                                       By: /s/ Harry Kletter
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                                       Title: Chairman/CEO
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                                       Accepted By:


                                       /s/ R. Jerry Falkner
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                                       R. Jerry Falkner

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